UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 10, 2007 (July 13, 2007)

CardioTech International, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-28034	04-3186647
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

229 Andover Street, Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

(978) 657-0075
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 10, 2007, CardioTech International, Inc. (the “Company”), pursuant to the approval and at the direction of the Compensation Committee of the Board of Directors of the Company, entered into letters of agreement with each of Michael F. Adams, President and Chief Executive Officer of the Company and Eric G. Walters, Vice President and Chief Financial Officer of the Company.  The letters of agreement amended the terms of the employment agreements of each of Messrs. Adams and Walters to provide for increases in each of their annual base salaries effective retroactively to April 1, 2007 as follows:

1.                                       Mr. Adams’ annual base salary was increased from $250,000 to $290,000;

2.                                       Mr. Walters’ annual base salary was increased from $175,000 to $195,000; and

Copies of the letters of agreement are filed herewith as exhibits 10.1 and 10.2 are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Letter of agreement by and between CardioTech International, Inc. and Michael F. Adams dated July 10, 2007.

10.2	Letter of agreement by and between CardioTech International, Inc. and Eric G. Walters dated July 10, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOTECH INTERNATIONAL, INC.

Dated: July 13, 2007	By:	/s/ Michael F. Adams
Michael F. Adams
CEO and President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter of agreement by and between CardioTech International, Inc. and Michael F. Adams dated July 10, 2007.

10.2	Letter of agreement by and between CardioTech International, Inc. and Eric G. Walters dated July 10, 2007.